Exhibit 99.1

BioPharmX Reports Fourth Quarter and Full Year 2018 Financial Results

MENLO PARK, Calif., April 26, 2018 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company developing products for the dermatology market, today reports financial results for the quarter and year ended January 31, 2018.

"The past year has been filled with numerous milestones and accomplishments for BioPharmX," said President Anja Krammer. "We achieved significant clinical milestones, including a successful Phase 2b trial for BPX-01 for acne and the launch of the BPX-04 rosacea program. We were granted three patents from the United States Patent and Trademark Office with numerous patents pending, which demonstrates a strong product pipeline."

Fourth Quarter Financial Results
For the fourth quarter ended January 31, 2018, total operating expenses were $3.6 million, compared with total operating expenses of $4.3 million in the prior fiscal year's fourth quarter.

Net loss for the fourth quarter of 2018 was $3.8 million, or $0.03 per share, compared with a net loss of $5.2 million, or $0.09 per share, during the prior fiscal year's fourth quarter.

Excluding stock-based compensation expense, the impact of the change in the fair value of the warrant liability, and amortization of purchased intangible assets, non-GAAP net loss for the fourth quarter of 2018 was $3.4 million, or $0.03 per share. During the fourth quarter of the prior fiscal year, the comparable non-GAAP net loss was $4.4 million, or $0.08 per share.

Full Year Financial Results
Total operating expenses for the fiscal year were $16.7 million, compared with $18.0 million in the prior fiscal year. The decrease resulted primarily from lower expenditures for the company's clinical trial activities related to BPX-01.

Net loss for the fiscal year was $16.6 million, or $0.19 per share, compared with a net loss of $18.5 million, or $0.52 per share, during the prior fiscal year.

Excluding stock-based compensation expense, a charge related to the modification of certain warrants, the impact of the change in the fair value of the warrant liability, and amortization of purchased intangible assets, non-GAAP net loss for the year was $15.0 million, or $0.17 per share. In the prior fiscal year, the comparable non-GAAP net loss was $17.1 million, or $0.48 per share.

Cash and cash equivalents as of January 31, 2018, were $7.6 million. Additionally, BioPharmX reported that after the end of the year and through the date of this press release, the company received $7.0 million in cash through warrant exercises subsequent to January 31, 2018.

BioPharmX also disclosed in its Annual Report on Form 10-K for the fiscal year ended January 31, 2018, filed April 26, 2018 with the Securities and Exchange Commission, that its audited financial statements contained an audit opinion from its independent registered public accounting firm that included a going concern paragraph. See further discussion in footnote 2 to BioPharmX's consolidated financial statements included in its Annual Report on Form 10-K. This announcement is made pursuant to NYSE American Company Guide Section 610(b), which requires separate public announcement of the receipt of an audit opinion containing a going concern paragraph.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE American: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

BPX-01 is BioPharmX's investigational product for the treatment of acne. It has successfully completed its Phase 2b studies. BPX-04 is BioPharmX's investigational product for the treatment of rosacea, for which the Phase 2 program has commenced. Both products share a novel topical delivery system to carry a minocycline gel to the target area in the skin.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss, and non-GAAP net loss per share, that do not include stock-based compensation expense, the impact of changes in the fair value of the warrant liability, expense related to the modification of warrants, and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of the warrant liability results from the periodic revaluing of the warrant liability. In the third quarter of fiscal year 2018, BioPharmX Corporation amended certain warrants resulting in a one-time charge. This amount is excluded from its non-GAAP net loss and non-GAAP net loss per share because it is not reflective of ongoing operating results in the period incurred. Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss and non-GAAP net loss per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. This amount is excluded from non-GAAP net loss and non-GAAP net loss per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding the safety and medical effects of BPX-01 and BPX-04, the effect BPX-01 and BPX-04 may have on the treatment of acne and rosacea, the commencement and results of future trials of BPX-01 and BPX-04 and the size of such trials, continued and consistent results in future tests of BPX-01 and BPX-04 and absence of side effects of future use of BPX-01 and BPX-04. These forward-looking statements may be identified by words such as "plan," "expect," "anticipate," "believe," "should," "may," "will" or similar expressions that are intended to identify such forward-looking statements.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2018. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX is a registered trademark of BioPharmX, Inc.

Caution: BPX-01 and BPX-04 are new drugs limited by U.S. law to investigational use.

-- TABLES TO FOLLOW --

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Revenues, net	$ 19	$ 15	$ 73	$ 100
Cost of goods sold	222	451	250	516
Gross margin	(203)	(436)	(177)	(416)

Operating Expenses
Research and development	1,675	2,525	9,140	10,158
Sales and marketing	486	667	2,415	3,198
General and administrative	1,473	1,138	5,144	4,654
Total operating expenses	3,634	4,330	16,699	18,010

Loss from operations	(3,837)	(4,766)	(16,876)	(18,426)
Change in fair value of warrant liability	34	(171)	364	163
Other income (expense), net	16	(96)	(126)	(141)
Loss before income taxes	(3,787)	(5,033)	(16,638)	(18,404)
Provision for income taxes	1	-	2	2
Net and comprehensive loss	(3,788)	(5,033)	(16,640)	(18,406)
Deemed dividend on Series A convertible preferred stock	-	(126)	-	(126)
Net loss available to common stockholders	$ (3,788)	$ (5,159)	$ (16,640)	$ (18,532)

Net loss per share
Basic and diluted	($0.03)	($0.09)	($0.19)	($0.52)
Shares used in computing net loss per share
Basic and diluted	121,281	56,782	85,900	35,806

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	January 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$ 7,576	$ 6,501
Accounts receivable, net	7	4
Inventories	10	38
Prepaid expenses and other current assets	388	284
Total current assets	7,981	6,827

Property and equipment, net	109	120
Other assets	-	154
Total assets	$ 8,090	$ 7,101

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,376	$ 2,551
Accrued expenses and other current liabilities	1,603	1,176
Total current liabilities	2,979	3,727

Warrant liability	39	403
Total liabilities	3,018	4,130

Stockholders' equity	5,072	2,971

Total liabilities and stockholders' equity	$ 8,090	$ 7,101

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss Available to Common Stockholders
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2018	2017	2018	2017

GAAP net loss available to common stockholders	$ (3,788)	$ (5,159)	$ (16,640)	$ (18,532)

Change in fair value of warrant liability	(34)	171	(364)	(163)
Expense related to modification of warrants	-	-	151	-
Amortization of purchased intangible assets	-	97	-	119
Stock-based compensation expense:
- Research and development	148	106	545	398
- Sales and marketing	104	99	393	346
- General and administrative	219	242	949	747
- Total stock-based compensation expense	471	447	1,887	1,491

Total reconciling items	437	715	1,674	1,447
Non-GAAP net loss available to common stockholders	$ (3,351)	$ (4,444)	$ (14,966)	$ (17,085)

GAAP net loss available to common stockholders	$ (0.03)	$ (0.09)	$ (0.19)	$ (0.52)
Reconciling items
- Change in fair value of warrant liability	-	-	-	-
- Expense related to modification of warrants	-	-	-	-
- Amortization of purchased intangible assets	-	-	-	-
- Stock-based compensation expense	-	0.01	0.02	0.04

Non-GAAP net loss per share: basic and diluted	$ (0.03)	$ (0.08)	$ (0.17)	$ (0.48)

Shares used in computing non-GAAP net loss per share
Basic and diluted	121,281	56,782	85,900	35,806

CONTACT: Nina Brauer, Senior Manager, Marketing & Communications, nbrauer@biopharmx.com, (650) 889-5030, or Investors, investors@biopharmx.com